Microsoft Word 10.0.5522;Exhibit 21


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                                                    Jurisdiction of
Subsidiary                                           Incorporation
----------                                           -------------
Acirca, Inc.                                            Delaware
Hain-Celestial (UK) Limited                             England
Celestial Seasonings, Inc.                              Delaware
Natural Nutrition Group, Inc.                           Delaware
Health Valley Company                                   Delaware
Arrowhead Mills, Inc.                                   Delaware
AMI Operating, Inc.                                      Texas
DeBoles Nutritional Foods, Inc.                         New York
Hain Pure Food Co., Inc.                               California
Kineret Foods Corporation                               New York
Westbrae Natural, Inc.                                  Delaware
Westbrae Natural Foods, Inc.                           California
Little Bear Organic Foods, Inc.                        California
Dana Alexander, Inc.                                    New York
Terra Chips, B.V.                                     Netherlands
Hain Yves, Inc.                                         Delaware
Hain Celestial Canada ULC                             Nova Scotia
Hain Celestial Europe B.V.                            Netherlands
Hain Celestial Belgium BVBA                             Belgium